SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2008

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

On May 8, 2008, at the annual meeting of stockholders of RC2 Corporation (the "Company"), stockholders approved a proposal to adopt an amendment to the RC2 Corporation 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan") and a proposal to adopt the RC2 Corporation 2008 Incentive Bonus Plan (the "Bonus Plan").  The amendment to the 2005 Stock Incentive Plan approved by the stockholders increased the shares of the Company's common stock available for awards granted under the 2005 Stock Incentive Plan from 1,200,000 shares to 2,200,000 shares and increased the maximum annual awards available to a single participant under the plan from 100,000 shares to 250,000 shares.  On May 8, 2008, the Company's Board of Directors approved an additional amendment to limit the number of shares available for issuance under the 2005 Stock Incentive Plan in the form of restricted stock grants to 125,642 shares (including restricted stock granted prior to May 8, 2008).  Copies of the 2005 Stock Incentive Plan, as amended, and the Bonus Plan are attached hereto as exhibits and are incorporated herein by reference.

Summary descriptions of the terms of the 2005 Stock Incentive Plan and the Bonus Plan are set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2008.  The sections of the definitive proxy statement entitled "Approval of Amendment to 2005 Stock Incentive Plan" from pages 36 to 38 and "Approval of 2008 Bonus Plan" from pages 39 to 40 are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits

          The following exhibits are filed herewith:

                      Exhibit 99.1 – RC2 Corporation 2005 Stock Incentive Plan, as amended.

                      Exhibit 99.2 – RC2 Corporation 2008 Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date:  May 9, 2008
BY /s/ Jody L. Taylor
      Jody L. Taylor, Chief Financial Officer